UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 28, 2026

Date of Report (Date of earliest event reported)

Truist Financial Corporation

(Exact name of registrant as specified in its charter)

Commission file number: 1-10853

North Carolina	56-0939887
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

214 North Tryon Street Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

(844) 487-8478

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5 par value	TFC	New York Stock Exchange
Depositary Shares each representing 1/4,000th interest in a share of Series I Perpetual Preferred Stock	TFC.PI	New York Stock Exchange
5.853% Fixed-to-Floating Rate Normal Preferred Purchase Securities each representing 1/100th interest in a share of Series J Perpetual Preferred Stock	TFC.PJ	New York Stock Exchange
Depositary shares, each representing 1/1,000th interest in a share of Series O Non-Cumulative Perpetual Preferred Stock	TFC.PO	New York Stock Exchange
Depositary Shares each representing 1/1,000th interest in a share of Series R Non-Cumulative Perpetual Preferred Stock	TFC.PR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed below, at the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Truist Financial Corporation (the “Corporation”) held on April 28, 2026, the Corporation’s shareholders approved the amendment and restatement of the Truist Financial Corporation 2022 Incentive Plan (the “A&R Plan”).

A description of the material terms of the A&R Plan is set forth under the heading “Summary of the A&R Plan” under “Proposal 4—Approval of the Amendment and Restatement of the Truist Financial Corporation 2022 Incentive Plan” in the Definitive Proxy Statement filed by the Corporation with the Securities and Exchange Commission on March 16, 2026 (the “2026 Proxy Statement”), which description is incorporated into this Item 5.02 by reference. This description of the A&R Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Plan, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Annual Meeting

On April 28, 2026, the Corporation held its Annual Meeting. A total of 1,108,291,362 shares of the Corporation’s common stock were present or represented by proxy at the meeting. This represented approximately 89.3% of the Corporation’s 1,241,009,752 shares of common stock that were outstanding as of the record date of February 19, 2026 and entitled to vote at the Annual Meeting. The Corporation’s shareholders voted on five proposals and cast their votes as shown below. The proposals are described in the 2026 Proxy Statement.

Proposal 1: Election of Directors

Each of the individuals named below was elected to serve as a director of the Corporation for a one-year term expiring at the 2027 Annual Meeting of Shareholders.

Name	Votes For	Votes Against	Abstentions
Jennifer S. Banner	898,963,546	28,977,168	3,711,951
K. David Boyer, Jr.	911,564,863	17,909,264	2,178,538
Agnes Bundy Scanlan	848,082,321	79,665,135	3,905,209
Dallas S. Clement	888,927,672	38,937,870	3,787,123
Linnie M. Haynesworth	920,392,341	9,122,983	2,137,341
Donna S. Morea	914,284,660	15,145,420	2,222,585
Charles A. Patton	903,188,246	24,719,556	3,744,863
Jonathan M. Pruzan	922,751,390	6,731,800	2,169,475
William H. Rogers, Jr.	875,355,150	52,376,301	3,921,214
Thomas E. Skains	865,225,013	62,606,999	3,820,653
Laurence Stein	922,292,316	7,010,980	2,349,369
Bruce L. Tanner	911,637,770	16,003,619	4,011,276

There were 176,638,697 broker non-votes for each director on this proposal.

Proposal 2: Advisory Vote to Approve the Corporation’s Executive-Compensation Program

Shareholders approved the Corporation’s executive-compensation program as described in the 2026 Proxy Statement.

Votes For	Votes Against	Abstentions
847,000,157	79,114,808	5,537,700

There were 176,638,697 broker non-votes for this proposal.

Proposal 3: Ratification of the Appointment of the Corporation’s Independent Registered Public Accounting Firm

Shareholders ratified the reappointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2026.

Votes For	Votes Against	Abstentions
1,066,976,093	38,720,395	2,594,874

There were no broker non-votes for this proposal.

Proposal 4: Approval of the Amendment and Restatement of the Truist Financial Corporation 2022 Incentive Plan

Shareholders approved the A&R Plan.

Votes For	Votes Against	Abstentions
892,091,335	34,063,585	5,497,745

There were 176,638,697 broker non-votes for this proposal.

Proposal 5: Shareholder Proposal Regarding a Report on Risks from Misalignment between Corporation Policies and Customer Base

Shareholders did not approve the proposal regarding a report on risks from misalignment between Corporation policies and customer base.

Votes For	Votes Against	Abstentions
16,932,625	904,818,911	9,901,129

There were 176,638,697 broker non-votes for this proposal.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Truist Financial Corporation 2022 Incentive Plan (amended and restated as of April 28, 2026), incorporated by reference to Annex B to the Corporation’s Definitive Proxy Statement filed on March 16, 2026.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUIST FINANCIAL CORPORATION
(Registrant)

By:	/s/ Cynthia B. Powell
Name:	Cynthia B. Powell
Title:	Executive Vice President and Corporate Controller (Principal Accounting Officer)

Date: May 1, 2026